   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 31, 1995

                                                      REGISTRATION NO. 33-
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C. 20549
                                ---------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                ---------------
                                COMDISCO, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
               DELAWARE                              36-2687938
    (STATE OR OTHER JURISDICTION OF     (I.R.S. EMPLOYER IDENTIFICATION NO.)
    INCORPORATION OR ORGANIZATION)
         6111 NORTH RIVER ROAD                  PHILIP A. HEWES, ESQ.
       ROSEMONT, ILLINOIS 60018            SENIOR VICE PRESIDENT/LEGAL AND
            (708) 698-3000                            SECRETARY
   (ADDRESS, INCLUDING ZIP CODE, AND               COMDISCO, INC.
TELEPHONE NUMBER, INCLUDING AREA CODE,          6111 NORTH RIVER ROAD
  OF REGISTRANT'S PRINCIPAL EXECUTIVE         ROSEMONT, ILLINOIS 60018
               OFFICES)                            (708) 698-3000
                                         (NAME, ADDRESS, INCLUDING ZIP CODE,
                                        AND TELEPHONE NUMBER, INCLUDING AREA
                                             CODE, OF AGENT FOR SERVICE)
                                  COPIES TO:
          LOLA M. HALE, ESQ.                  ROBERT J. DONATUCCI, ESQ.
         MCBRIDE BAKER & COLES                      BROWN & WOOD
  500 WEST MADISON STREET, 40TH FLOOR          ONE WORLD TRADE CENTER
        CHICAGO, ILLINOIS 60661             NEW YORK, NEW YORK 10048-0557

  Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the Registration Statement.
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] __________
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] __________
  If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                                ---------------
                        CALCULATION OF REGISTRATION FEE
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
                                                               PROPOSED       PROPOSED
                                                               MAXIMUM        MAXIMUM
                                                 AMOUNT       AGGREGATE      AGGREGATE      AMOUNT OF
      TITLE OF EACH CLASS OF SECURITIES          TO BE          PRICE         OFFERING     REGISTRATION
              TO BE REGISTERED               REGISTERED(1)   PER UNIT(2)    PRICE(2)(3)        FEE
-------------------------------------------------------------------------------------------------------
 Debt Securities (4).......................   $750,000,000       100%       $750,000,000   $258,621.00
 Common Stock, par value $0.10 per share
  (5)......................................

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(1) Or, if Debt Securities are to be issued with a principal amount denominated in a foreign currency or composite currency such greater principal amount as shall result in an aggregate initial offering price equivalent to $750,000,000 at the time of initial offering, or if at an original issue discount, such greater principal amount as shall result in proceeds to the registrant of $750,000,000.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o). The aggregate public offering price of the securities registered hereby will not exceed $750,000,000. No separate consideration will be received for Common Stock or Debt Securities that are issued upon conversion or exchange of Debt Securities.
(3) Exclusive of accrued interest, if any.
(4) Such indeterminate amount of Debt Securities as may from time to time be issued at indeterminate prices or issuable upon conversion or exchange of Debt Securities to the extent such Debt Securities are, by their terms, convertible into or exchangeable for Debt Securities.
(5) Such indeterminate number of shares of Common Stock as may from time to time be issuable upon conversion or exchange of Debt Securities to the extent any of such Debt Securities are, by their terms, convertible into or exchangeable for shares of Common Stock. Includes the common stock purchase rights associated with the Common Stock which will be issued for no additional consideration.
                                ---------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
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

                 SUBJECT TO COMPLETION, DATED           , 1995
PROSPECTUS

                                  $750,000,000

                                      LOGO

                                DEBT SECURITIES

                                  -----------

  Comdisco, Inc. (the "Company") may issue from time to time, together or separately its debt securities (the "Debt Securities"), which may be either (i) senior ("Senior Debt Securities") or (ii) subordinated in priority of payment ("Subordinated Debt Securities"), both of which may be convertible into or exchangeable for shares of common stock, par value $0.10, of the Company (the "Common Stock"). The Company may also issue Subordinated Debt Securities at a substantial discount from their principal amount at maturity, with no periodic payments of interest, which will be convertible into or exchangeable for shares of Common Stock, in amounts, at prices and on terms to be determined by market conditions at the time of offering ("Zero-Coupon Subordinated Convertible Securities").

  The Debt Securities may be issued in one or more series or issuances and will be limited to $750,000,000 in aggregate public offering price (or its equivalent, based on the applicable exchange rate, to the extent Debt Securities are issued for one or more foreign currencies or currency units). The Debt Securities may be sold for U.S. dollars, or any foreign currency or currencies or currency units, and the principal of, any premium on, and any interest on, the Debt Securities may be payable in U.S. dollars, or any foreign currency or currencies or currency units.

  The specific terms of the Debt Securities in respect of which this Prospectus is being delivered are set forth in the accompanying Prospectus Supplement, including, where applicable, the specific designation, ranking, priority, aggregate principal amount, currency or currencies, denominations, maturity, which may be fixed or extendible, premium or discount, if any, interest rate (or method of calculation), which may be fixed or floating, and time of payment of interest, form (which may be bearer, registered or global), terms for redemption at the option of the Company or repayment at the option of the holder, terms for sinking fund payments, terms for conversion into or exchange for shares of Common Stock and any other terms in connection with the offers and sale of Debt Securities. Additionally, the Prospectus Supplement relating to an issuance of Subordinated Debt Securities or Zero-Coupon Subordinated Convertible Securities will identify the indenture pursuant to which such Debt Securities will be offered and the trustee under such indenture, and will provide a summary of the provisions of such indenture which are materially different than the descriptions contained in this Prospectus. The applicable Prospectus Supplement will also contain information, where applicable, about certain United States federal income tax considerations relating to the Debt Securities and any listing on a securities exchange of the Debt Securities covered by such Prospectus Supplement and about relationships between the Company and the applicable trustee.

                                  -----------

THESE  SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES  AND
 EXCHANGE COMMISSION  OR ANY STATE SECURITIES COMMISSION, NOR  HAS THE SECURI-
  TIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON
   THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT.
    ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  -----------

  The Debt Securities may be offered directly, through agents designated from time to time, through underwriting syndicates led by one or more managing underwriters, through or to one or more dealers or underwriters acting alone, or through a combination of the foregoing. If any agents, dealers or underwriters are involved in the sale of any of the Debt Securities, their names, and any applicable fee, commission, purchase price or discount arrangements with them, will be set forth, or will be calculable from the information set forth, in the applicable Prospectus Supplement. See "Plan of Distribution."

                                  -----------

                The date of this Prospectus is           , 1995.

                             AVAILABLE INFORMATION

  The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at 13th Floor, Seven World Trade Center, New York, New York 10048 and 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained by mail from the Public Reference Branch of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, reports, proxy statements and other information concerning the Company may be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005 and the Chicago Stock Exchange, 440 South LaSalle Street, Chicago, Illinois 60605.

  Additional information regarding the Company and the Debt Securities is contained in the registration statement on Form S-3 (together with all exhibits and amendments, the "Registration Statement") filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the Commission's rules. For further information pertaining to the Company and the Debt Securities offered hereby reference is made to the Registration Statement which may be inspected without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies thereof may be obtained from the Commission at prescribed rates.

  Statements made in this Prospectus concerning the provisions of any contract, agreement or other document referred to herein are not necessarily complete. With respect to each such statement concerning a contract, agreement or other document filed as an exhibit to the Registration Statement or otherwise filed with the Commission, reference is made to such exhibit or other filing for a more complete description of the matter involved, and each such statement is qualified in its entirety by such reference.

                               ----------------

  Unless otherwise indicated, currency amounts in this Prospectus and any Prospectus Supplement are stated in United States dollars ("$", "dollars," "U.S. dollars," or "U.S.$").

                               ----------------

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed with the Commission (File No. 1-7725) are incorporated herein by reference.

    1. The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1994.

    2. The Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1994.

    3. The Company's Amendment No. 1 to Quarterly Report on Form 10-Q for the quarter ended December 31, 1994, filed on Form 10-Q/A on February 17, 1995.

    4. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995.

    5. The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995.

    6. The Company's Current Reports on Form 8-K dated November 7, 1994; January 27, 1995; February 15, 1995 (four reports); March 21, 1995; March 24, 1995; April 6, 1995; April 28, 1995; May 15, 1995 (as amended by Form
  8-K/A dated May 16, 1995); June 21, 1995; and September 21, 1995.

    7. The description of the Common Stock included in the registration statement filed under the Exchange Act under File No. 1-7725, including all amendments or reports filed for the purpose of updating such description.

    8. The description of the Company's Common Stock Purchase Rights included in the Registration Statement on Form 8-A filed November 20, 1987, as amended by Form 8-A/A filed December 6, 1994.

  All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Debt Securities shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Company will provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of such person, including any beneficial owner, a copy of any or all of the documents incorporated herein by reference (other than exhibits, unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be directed to Edward A. Pacewicz, Vice President/Finance, Comdisco, Inc., 6111 North River Road, Rosemont, Illinois 60018; telephone
(708) 698-3000.

                                  THE COMPANY

  Comdisco, Inc. (with its subsidiaries, the "Company" or "Comdisco") is primarily engaged in the buying, selling and leasing of new and used computer and other high technology equipment and in providing disaster recovery services (also referred to as "business continuity services"). In addition, the Company provides technology planning and asset management services, integrating leasing and business continuity services with customized asset acquisition, asset management software tools and data center moves and/or consolidations, disposition and migration strategies. These services are designed to provide integrated, long-term, cost effective asset and technological planning to users of high technology equipment.

  The Company's operations are conducted through its principal office in the Chicago area and approximately fifty offices in the United States, Canada, Europe, the Pacific Rim and Australia. The Company also operates in South America; however, it does not maintain local offices. Subsidiaries in Europe and Canada offer services similar to those offered in the United States, although the Company's European leasing operations are predominately in the computer marketplace. The Company's disaster recovery activities include the domestic, Canadian and European marketplaces.

  The Company was founded in 1969 and incorporated in Delaware in 1971. The executive offices of the Company are located in the Chicago area at 6111 North River Road, Rosemont, Illinois 60018, and its telephone number is (708) 698-3000. At September 30, 1994, the Company had 2,118 full-time employees.

                       RATIO OF EARNINGS TO FIXED CHARGES

  The following table sets forth the ratio of earnings to fixed charges for the Company for the periods indicated.

  NINE MONTHS
     ENDED
   JUNE 30,                          FISCAL YEAR ENDED SEPTEMBER 30,
----------------             ------------------------------------------------------------------------------
1995        1994             1994             1993             1992             1991             1990
----        ----             ----             ----             ----             ----             ----
1.54        1.53             1.29             1.43             1.09             1.33             1.35

  For purposes of calculating the ratio of earnings to fixed charges earnings have been calculated by adding fixed charges and income taxes to net earnings to common stockholders without taking into account earnings and losses attributed to discontinued operations and extraordinary items. Fixed charges consist of interest expense on all indebtedness, amortization of debt issuance costs, and one-third of rental expense, which is assumed to be the representative interest portion of rental expense.

                                USE OF PROCEEDS

  Unless otherwise stated in the accompanying Prospectus Supplement, the Company intends to use the net proceeds from the sale of the Debt Securities for general corporate purposes, including equipment purchases, repayment of short-term debt and redemption or repurchase of senior debt. Pending such applications, the net proceeds may be temporarily invested in cash equivalents. Management of the Company expects that it will, on a recurrent basis, engage in additional financings as the need arises to finance the growth of the Company or to lengthen the average maturity of its borrowings.

                         DESCRIPTION OF DEBT SECURITIES

GENERAL

  The following description of the terms of the Debt Securities sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to such Debt Securities will be described in such Prospectus Supplement.

  The Senior Debt Securities are to be issued under an Indenture, as amended from time to time (the "Senior Indenture") dated as of October 1, 1995, between the Company and Yasuda Bank & Trust Co. (U.S.A.) as trustee, or the trustee named in the applicable Prospectus Supplement as trustee (the "Senior Trustee"). The form of the Senior Indenture is an exhibit to the Registration Statement. Subordinated Debt Securities (other than Zero-Coupon Convertible Subordinated Securities) will be issued under an indenture or indentures, as amended from time to time (collectively, the "Subordinated Indenture") between the Company and the trustee or trustees named in the applicable Prospectus Supplement (collectively, the "Subordinated Trustee"). Zero-Coupon Convertible Subordinated Securities will be issued under an indenture or indentures, as amended from time to time (collectively, the "Zero-Coupon Convertibles Indenture") between the Company and the trustee named in the applicable Prospectus Supplement as trustee (collectively, the "Zero-Coupon Convertibles Trustee"). Prior to the issuance of any Subordinated Debt Securities or Zero-Coupon Convertible Subordinated Securities thereunder, the forms of Subordinated Indenture and Zero-Coupon Convertibles Indenture, as applicable, will be qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and filed by amendment as exhibits to the Registration Statement. The Senior Indenture, Subordinated Indenture and Zero-Coupon Convertibles Indenture are collectively referred to as the "Indentures."

  The terms of the Debt Securities include those stated, and to be stated, in the Indentures and those made a part of the Indentures by reference to the Trust Indenture Act, and the holders of Debt Securities are referred to the Indentures and the Trust Indenture Act for a statement thereof. The following summary of certain provisions of the Debt Securities and the Indentures does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Indentures and the Trust Indenture Act. The term "Debt Securities," as used under this caption, refers to all Securities issued or issuable from time to time under the Indentures. The particular terms of the Debt Securities offered by a Prospectus Supplement and the extent, if any, to which such general provisions may apply to Debt Securities, will be described in the Prospectus Supplement relating to such Debt Securities.

  Wherever particular defined terms of the Indentures are referred to, it is intended that such defined terms shall be incorporated herein by reference. Unless otherwise indicated, capitalized terms used herein that are defined in the Indentures shall have the meanings ascribed to them in the Indentures.

  Unless otherwise provided in the applicable Prospectus Supplement, none of the Indentures limits the amount of Debt Securities which may be issued thereunder, and each Indenture provides that Debt Securities of any series may be issued thereunder up to the aggregate principal amount which may be authorized from time to time by the Company and may be denominated in any currency or currency unit designated by the Company. Unless otherwise provided in the applicable Prospectus Supplement, neither the Indentures nor the Debt Securities will limit or otherwise restrict the amount of other indebtedness which may be incurred or the other securities which may be issued by the Company or any of its subsidiaries.

  Debt Securities of a series may be issuable in registered form without coupons ("Registered Securities"), in bearer form with or without coupons attached ("Bearer Securities") or in the form of one or more global securities in registered or bearer form (each a "Global Security").

  Reference is made to the Prospectus Supplement relating to the particular series of Debt Securities offered thereby for the following terms, when applicable, of the Debt Securities: (i) the title of the Debt Securities; (ii) any limit on the aggregate principal amount of the Debt Securities; (iii) the date or dates, or the method by which such date or dates will be determined or extended, on which the principal (and premium, if any) of the Debt Securities will be payable; (iv) the rate or rates per annum at which the Debt Securities will bear interest, if any, or the method by which such rate or rates will be determined and the date or dates from which such interest will accrue; (v) the dates on which such interest, if any, will be payable and the Regular Record Dates for any interest payable on any Registered Security on any such Interest Payment Dates, any circumstances in which the Company may defer interest payments or any manner of computing interest if other than a 360-day year of twelve 30-day months; (vi) the place or places where principal and interest (and premium, if any) on the Debt Securities may be payable, where any Registered Securities may be surrendered for transfer and where Debt Securities may be exchanged and notices and demands may be served or published, (vii) the price at which, the periods within which or the date or dates on which, and the terms and conditions upon which the Debt Securities may, pursuant to any optional or mandatory redemption provisions, be redeemed at the option of the Company; (viii) the obligation, if any, of the Company to redeem, repay or purchase Debt Securities pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods, price or prices and terms and conditions upon which such repurchase, redemption or purchase shall occur; (ix) whether Debt Securities are to be Registered Securities, Bearer Securities or both, are to be issuable with or without coupons and the terms upon which Bearer Securities may be exchanged for Registered Securities and in the case of Bearer Securities, the date as of which such Bearer Securities shall be dated (if not the date of original issuance of the first security of like tenor and term); (x) whether Debt Securities are to be issued in the form of a Global Security, the Depositary and Global Exchange Agent, whether such global form is temporary or permanent, the circumstances under which any temporary Global Security will be exchanged for definitive Global Securities and any applicable Exchange Date; (xi) whether any additional amounts ("Additional Amounts") will be payable to Holders of the Debt Securities; (xii) the denomination of any Registered Security (if other than $1,000 or any integral multiple thereof) and of any Bearer Security (if other than $5,000 or any integral multiple thereof); (xiii) if other than Dollars, the currency or currencies of denomination, including any composite currency or index; (xiv) the application, if any, of the defeasance or covenant defeasance provisions of the applicable Indenture to the Debt Securities; (xv) if other than Dollars, the currency, currencies or currency units in which payments shall be made on the Debt Securities and the time and manner of determining any exchange rate between the currency or Currencies of denomination and that or those in which they are to be paid; (xvi) the manner in which any payments on an offered Security may be determined with respect to an index; (xvii) the designation of any initial Exchange Rate Agent; (xviii) the terms and conditions, if any, upon which the Debt Securities are to be convertible into or exchangeable for any securities of any Person (including the Company); (xix) the portion of the principal amount of the Debt Securities, if other than the principal amount thereof, payable upon acceleration of maturity thereof; (xx) the Person to whom any interest on any Registered Security shall be payable, if other than the Person in whose name such Registered Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date, the manner in which, or Person to whom, any interest on any Bearer Security will be payable, if other than upon presentation and surrender of the coupons appertaining thereto as they mature, and the extent to which any interest payable on an Interest Payment Date on any temporary Security issued in Global form will be paid if other than the manner in the applicable Indenture; (xxi) the terms of any pledge of property made to secure the obligations of the Company under such Debt Securities and the circumstances under which such pledge may be released, and the limitations, if any, on recourse against the Company under such Debt Securities; (xxii) if other than the Trustee, the identity of the Security Registrar and/or Paying Agent; (xxiii) if other than the principal amount thereof, the portion of the principal amount of the Debt Securities which will be payable upon declaration of acceleration of the maturity thereof pursuant to an Event of Default; (xxiv) if other than as defined in the Indenture, the meaning of "Business Day" when used with respect to the Debt Securities; and
(xxv) any other terms of the Debt Securities not inconsistent with the provisions of the applicable Indenture. The variable terms of the Debt Securities are subject to change from time to time, but no such change will affect any Debt Security already issued or as to which an offer to purchase has been accepted by the Company. For purposes of this Prospectus, any reference to the payment of principal (or premium, if any) or interest, if any, on any Debt Securities will be deemed to include mention of the payment of any Additional Amounts required by the terms of such Debt Securities.

  Special United States Federal income tax considerations or other restrictions or terms applicable to any Debt Securities which are (i) Bearer Securities,
(ii) offered exclusively to United States Aliens (as defined in the Indenture) or (iii) denominated in a currency other than United States dollars will be set forth in a Prospectus Supplement relating thereto.

  Under the Indentures, the Company will have the ability to issue Debt Securities with terms different from those of Debt Securities previously issued thereunder and, without the consent of the holders thereof, to issue additional amounts of a series of Debt Securities (with different dates for payments, different rates of interest and in different currencies or currency), in an aggregate principal amount determined by the Company.

  Unless otherwise specified in the applicable Prospectus Supplement, the Indentures do not, and will not, include covenants of the Company restricting its ability to incur additional debt.

  Principal and interest, premium and additional amounts, if any, will be payable in the manner, at the places and subject to the restriction set forth in the Indentures, the Debt Securities and the Prospectus Supplement relating thereto, provided that payment of any interest and any additional amounts may be made at the option of the Company by check mailed to the holders of registered Debt Securities at their registered addresses.

  Debt Securities may be presented for exchange, and registered Debt Securities may be presented for transfer in the manner, at the places and subject to the restrictions set forth in the applicable Indentures, the Debt Securities and the Prospectus Supplement relating thereto. Bearer Securities and the coupons, if any, pertaining thereto will be transferable by delivery. Unless otherwise specified in the applicable Prospectus

Supplement, no service charge will be made for any transfer or exchange of Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

DENOMINATIONS, FORM, EXCHANGE, REGISTRATION AND TRANSFER

  Debt Securities of a series may be issuable solely as Registered Securities, solely as Bearer Securities or as both Registered Securities and Bearer Securities. Unless otherwise provided in the applicable Prospectus Supplement, Registered Securities denominated in U.S. dollars (other than Global Securities, which may be of any denomination) are issuable in denominations of $1,000 and any integral multiple thereof and Bearer Securities denominated in U.S. dollars are issuable in denominations of $5,000 and any integral multiples thereof. The Indentures will also provide that Debt Securities of a series may be issuable in global form. See "Description of Debt Securities--Global Securities" below. Unless otherwise indicated in the applicable Prospectus Supplement, Bearer Securities (except Global Securities) will have interest coupons attached.

  Registered Securities of any series will be exchangeable for other Registered Securities of the same series of authorized denominations and of a like aggregate principal amount, tenor and terms. In addition, if Debt Securities of any series are issuable as both Registered Securities and Bearer Securities, at the option of the Holder, but subject to applicable laws, upon request confirmed in writing, and subject to the terms of the applicable Indenture, Bearer Securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of such series will be exchangeable into Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount, tenor and terms. Bearer Securities surrendered in exchange for Registered Securities of the same series between the close of business on a Regular Record Date or a Special Record Date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest, and interest will not be payable in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the terms of the applicable Indenture. Unless otherwise specified in the applicable Prospectus Supplement, Bearer Securities will not otherwise be issued in exchange for Registered Securities.

  Debt Securities may be presented for exchange as provided above, and Registered Securities may be presented for registration of transfer (duly endorsed or accompanied by a satisfactory written instrument of transfer), at the office of the Security Registrar or at the office of any transfer agent designated by the Company for such purpose with respect to such series of Debt Securities, without service charge and upon payment of any taxes and other governmental charges. If the Prospectus Supplement refers to any transfer agent (in addition to the Security Registrar) initially designated by the Company with respect to any series of Debt Securities, the Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent (or Security Registrar) acts, except that, if Debt Securities of a series are issuable solely as Registered Securities, the Company will be required to maintain a transfer agent in each Place of Payment for such series and, if Debt Securities of a series are issuable as Bearer Securities, the Company will be required to maintain (in addition to the Security Registrar) a transfer agent in a Place of Payment for such series located outside the United States. The Company may at any time designate additional transfer agents with respect to any series of Debt Securities.

  The Company shall not be required (i) to issue, register the transfer of or exchange Debt Securities of any particular series to be redeemed or exchanged for a period of 15 days preceding the first publication of the relevant notice of redemption or, if Registered Securities are outstanding and there is no publication, the mailing of the relevant notice of redemption or exchange, (ii) to register the transfer of or exchange any Registered Security so selected for redemption in whole or in part, except the unredeemed portion of any Registered Security being redeemed or exchanged in part, or (iii) to exchange any Bearer Security so selected for redemption except that such a Bearer Security may be exchanged for a Registered Security of like tenor and terms of that series, provided that such Registered Security shall be surrendered for redemption.

GLOBAL SECURITIES

  The Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, a depository (the "Depository") identified in the Prospectus Supplement relating to such series. Global Securities may be issued in fully registered or bearer form and may be issued in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Debt Securities represented thereby, a Global Security may not be transferred except as a whole by the Depository for such Global Security to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository or by the Depository or any nominee of such Depository to a successor Depository or any nominee of such successor.

  The specific terms of the depository arrangement with respect to a series of Debt Securities will be described in the applicable Prospectus Supplement relating to such series. The Company anticipates that the following provisions will generally apply to depository arrangements.

  Upon the issuance of a Global Security, the Depository for such Global Security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual Debt Securities represented by such Global Security to the accounts of persons that have accounts with such Depository ("Participants"). Such accounts shall be designated by the underwriters, dealers or agents with respect to such Debt Securities or by the Company if such Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in a Global Security will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depository or its nominee (with respect to interests of Participants) and records of Participants (with respect to interests of persons who hold through Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, pledge or transfer a beneficial interest in a Global Security.

  So long as the Depository for a Global Security or its nominee is the registered owner of such Global Security, such Depository or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the applicable Indenture. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have any of the individual Debt Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of any such Debt Securities of such series in definitive form and will not be considered the owners or holders thereof under the applicable Indenture.

  Payments of principal of and any interest (and premium, if any) on individual Debt Securities represented by a Global Security registered in the name of a Depository or its nominee will be made to the Depository or its nominee, as the case may be, as the registered owner of the Global Security representing such Debt Securities. None of the Company, the Trustee, any Paying Agent or the Security Registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Security for such Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

  The Company expects that the Depository for a series of Debt Securities or its nominee, upon receipt of any payment of principal or interest (or premium, if any) in respect of a permanent Global Security representing any of such Debt Securities, immediately will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of such Global Security representing such Debt Securities as shown on the records of such Depository or its nominee. The Company also expects that payments by Participants to owners of beneficial interests in such Global Security held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Such payments will be the responsibility of such Participants.

  If a Depository for a series of Debt Securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by the Company within 90 days, the Company will issue definitive Debt Securities of such series to Participants in exchange for the Global Security representing such series of Debt Securities. In addition, the Company may, at any time and in its sole discretion, subject to any limitations described in the applicable Prospectus Supplement relating to such Debt Securities, determine not to have any Debt Securities of such series represented by one or more Global Securities and, in such event, will issue individual Debt Securities of such series to Participants in exchange for the Global Security or Securities representing such series of Debt Securities.

ORIGINAL ISSUE DISCOUNT SECURITIES

  The Debt Securities may be issued under the Indentures as Original Issue Discount Securities to be offered and sold at a substantial discount below their principal amount. Special United States federal income tax, accounting and other considerations applicable to any such Original Issue Discount Securities will be described in any Prospectus Supplement relating thereto. "Original Issue Discount Security" means any security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof as a result of the occurrence of an Event of Default and the continuation thereof. In addition, the Subordinated Debt Securities may, for United States federal income tax purposes, be deemed to have been issued with "Original Issue Discount" ("OID") even if such securities are offered and sold at an amount equal to their stated principal amount. The United States federal income tax consequences of Subordinated Debt Securities deemed to be issued with OID will be described in any Prospectus Supplement relating thereto.

LIMITATIONS ON ISSUANCE OF BEARER SECURITIES

  In compliance with United States federal tax laws and regulations, Bearer Securities may not be offered, sold, resold or delivered in connection with their original issuance in the United States or to United States persons (each as defined below) other than to a Qualifying Branch of a United States Financial Institution (as defined below) or a United States person acquiring Bearer Securities through a Qualifying Branch of a United States Financial Institution and any underwriters, agents and dealers participating in the offering of Debt Securities must agree that they will not offer any Bearer Securities for sale or resale in the United States or to United States persons (other than a Qualifying Branch of a United States Financial Institution or a United States person acquiring Bearer Securities through a Qualifying Branch of a United States Financial Institution) nor deliver Bearer Securities within the United States. In addition, any such underwriters, agents and dealers must agree to send confirmations to each purchaser of a Bearer Security confirming that such purchaser represents that it is not a United States person or is a Qualifying Branch of a United States Financial Institution and, if such person is a dealer, that it will send similar confirmations to purchasers form it. The term "Qualifying Branch of a United States Financial Institution" means a branch located outside the United States of a United States securities clearing organization, bank or other financial institution listed under Treasury Regulation Section 1.165(c)(1)(v) that agrees to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Code and the regulations thereunder.

  Bearer Securities and any coupons appertaining thereto will bear a legend substantially to the following effect: "Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code." Under Sections 165(j) and 1287(a) of the Code, holders that are United States persons, with certain exceptions, will not be entitled to deduct any loss on Bearer Securities and must treat as ordinary income any gain realized on the sale or other disposition (including the receipt of principal) of Bearer Securities.

  The term "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, and an estate or trust the income of which is subject to United States federal income taxation regardless of its source, and the term "United States" means the United State of America (including the states and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction (including the Commonwealth of Puerto Rico).

PAYMENT AND PAYING AGENTS

  Unless otherwise provided in the applicable Prospectus Supplement, the Place of Payment for a series issuable solely as Registered Securities will be New York, New York, U.S.A., and the Company will initially designate the corporate trust office of the applicable Trustee for this purpose. Notwithstanding the foregoing, at the option of the Company, interest, if any, may be paid on Registered Securities (i) by check mailed to the address of the Person entitled thereto as such Person's address appears in the Security Register or (ii) by wire transfer to an account located in the United States maintained by the Person entitled thereto as specified in the Security Register. Unless otherwise provided in the applicable Prospectus Supplement, payment of any installment of interest on Registered Securities will be made to the Person in whose name such Registered Security is registered at the close of business on the Regular Record Date of such interest.

  If Debt Securities of a series are issuable solely as Bearer Securities or as both Registered Securities and Bearer Securities, information relating to the place and manner of payment, and the identity of the Company's Paying Agents, will be specified in the applicable Prospectus Supplement.

  The Company may from time to time designate additional offices or agencies for payment with respect to any Debt Securities, approve a change in the location of any such office or agency and, except as provided above, rescind the designation of any such office or agency.

CONSOLIDATION, MERGER OR SALE OF ASSETS BY THE COMPANY

  Except as is otherwise specified in the applicable Prospectus Supplement, each Indenture provides, or will provide, that the Company may, without the consent of the Holders of Outstanding Debt Securities, consolidate with or merge into any other person or convey, transfer or lease its properties and assets substantially as an entirety to another person, provided that, (i) the resulting, surviving or transferee person (if other than the Company) is organized and existing under the laws of the United States, any state thereof or the District of Columbia and such person assumes all obligations of the Company under any Debt Securities and related Indenture, (ii) the Company or such successor person shall not immediately thereafter be in default under the Indenture relating to any Debt Securities and (iii) certain other conditions under the applicable Indenture are met. Upon the assumption of the Company's obligations by such a person in such circumstances, subject to certain exceptions, the Company shall be discharged from all obligations under any Debt Securities and the Indenture relating to any Debt Securities.

MODIFICATION OF THE INDENTURE; WAIVER OF COVENANTS

  Each Indenture provides, or will provide, that, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Debt Securities of each affected series, modifications and alterations of such Indenture may be made which affect the rights of the holders of such Debt Securities; provided however, that no such modification or alternation may be made without the consent of the holder of each Debt Security so affected which would, among other things, (i) change the maturity of the principal of, or of any installment of interest (or premium, if any) on, any Debt Security issued pursuant to such Indenture, or reduce the principal amount thereof or say premium thereon, or change the method of calculation of interest or the currency of payment of principal or interest (or premium, if any) on, or reduce the minimum rate of interest thereon, or impair the right to institute suit for the enforcement of any such payment on or with respect to any such Debt Security, or reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon an acceleration of the maturity thereof; or (ii) reduce the above-stated percentage in principal amount of outstanding Debt Securities required to modify or alter such Indenture.

                 PARTICULAR TERMS OF THE SENIOR DEBT SECURITIES

GENERAL

  The following description of the Senior Debt Securities sets forth certain general terms and provisions of the Senior Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Senior Debt Securities offered by any Prospectus Supplement, and the extent, if any, to which such general provisions may apply to the Senior Debt Securities so offered, will be described in the Prospectus Supplement relating to such Senior Debt Securities. The Senior Debt Securities will be direct, unsecured obligations of the Company and will rank equally with each other and with all outstanding unsecured senior indebtedness of the Company.

EVENTS OF DEFAULT; WAIVERS, ETC.

  Unless otherwise described in the applicable Prospectus Supplement, under the Senior Indenture, the following will be Events of Default with respect to Senior Debt Securities of any series under the Senior Indenture: (a) default in the payment of any interest or Additional Amounts upon any of the Senior Debt Securities of that series when due, continued for 30 days; (b) default in the payment of any principal or premium, if any, on any of the Senior Debt Securities of that series when due, whether at maturity, upon declaration of acceleration, notice of redemption, request for repayment, or otherwise; (c) default in the deposit of any sinking fund payment, when due, in respect of any of the Senior Debt Securities of that series; (d) default in the performance of any covenant of the Company, contained in the Senior Indenture (other than a covenant expressly included in the Senior Indenture for the benefit of a series of Senior Debt Securities other than such series or otherwise expressly dealt with in the Senior Indenture or the Senior Debt Securities) continued for 60 days after written notice as provided in the Senior Indenture; (e) default in the payment when due (subject to any applicable grace period), whether at stated maturity or otherwise, of any principal of or interest on (however designated) any indebtedness for borrowed money of, or guaranteed by, the Company (other than the Senior Debt Securities of any series and other than non-recourse indebtedness) in an aggregate principal amount exceeding 5% of the consolidated net worth of the Company and its subsidiaries (determined as of the most recent fiscal quarter for which a balance sheet is available), whether such indebtedness now exists or shall hereafter be created, which default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable and the Senior Trustee receives written notice from a Holder or the Company of such declaration; provided however, that if any such acceleration shall subsequently be rescinded or annulled (including through the discharge of the accelerated indebtedness) prior to the obtaining of any judgment or decree for the payment of any money due on such indebtedness or the actual payment of money on such indebtedness, any acceleration with respect to Senior Debt Securities of any series consequent solely on such other acceleration shall likewise be deemed rescinded or annulled without further action on the part of any Holders; provided, further, that for a default other than a default in payment, so long as the Company is contesting in good faith such event of default and the Company delivers to the Senior Trustee a certificate that the Company is contesting in good faith the existence of such event of default, then no Event of Default shall be deemed to exist under this clause; (f) certain events in bankruptcy, insolvency or reorganization; and (g) any other Event of Default established with respect to Senior Debt Securities of that series. The Senior Trustee may withhold notice to the Holders of any series of Debt Securities issued under the Senior Indenture of any default (except in the payment of principal, premium, if any, or interest, if any, on any of the Debt Securities of such series or in the making of any sinking fund installment) if it considers it in the interest of such Holders to do so. No Event of Default with respect to a particular series of Senior Debt Securities necessarily constitutes an Event of Default with respect to any other series of Senior Debt Securities issued under the Senior Indenture.

  If an Event of Default with respect to outstanding Senior Debt Securities of any series occurs and is continuing, the Senior Trustee or the Holders of not less than 25% in principal amount of the outstanding Senior Debt Securities of that series may declare the principal amount of all outstanding Senior Debt

Securities of that series (or such lesser amount as may be provided for in the Senior Debt Securities of that series or the Prospectus Supplement relating to that series) and the interest accrued thereon and Additional Amounts payable in respect thereof, if any, to be due and payable immediately. At any time after a declaration of acceleration has been made with respect to Senior Debt Securities of any series, but before a judgment or decree for payment of money due has been obtained by the Senior Trustee, the Holders of a majority in principal amount of the outstanding Senior Debt Securities of that series may rescind any declaration of acceleration and its consequences, if all payments due (other than those due as a result of acceleration) have been made and all Events of Default have been remedied or waived.

  Any default with respect to Senior Debt Securities of any series may be waived by the Holders of a majority in principal amount of all outstanding Senior Debt Securities of that series, except a default in the payment of principal or premium, if any, or interest or Additional Amounts, if any, on any of the Senior Debt Securities of that series or a default in respect of a covenant or provisions which cannot be modified or amended without the consent of the Holder of each of the outstanding Senior Debt Securities of such series affected. Upon any such waiver, such default shall cease to exist and any Event of Default arising from it shall be deemed to be cured.

  The Holders of a majority in principal amount of the outstanding Senior Debt Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Senior Trustee or exercising any trust or power conferred on the Senior Trustee with respect to Senior Debt Securities of such series, provided that such direction shall not be in conflict with any rule of law or the Senior Indenture and the Senior Trustee determines that the action so directed is not unduly prejudicial to the rights of other Holders of such series. Before proceeding to exercise any right or power under the Indenture at the direction of such Holders, the Senior Trustee shall be entitled to receive from such Holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with any such direction.

  The Company is required to file with the Senior Trustee annually a written statement as to the presence or absence of certain defaults under the Senior Indenture and compliance by the Company with all conditions and covenants under the Senior Indenture.

CONCERNING THE SENIOR TRUSTEE

  The Senior Trustee has its principal office at 666 Fifth Avenue, 8th Floor, New York, New York 10103. The Senior Trustee's offices for the purpose of presenting Securities for payment or registration of transfer or exchange are located at the same address. The Company has leased equipment to the Senior Trustee and provides it with business continuity services through its subsidiaries. The Senior Trustee is one of several core relationship banks which provide credit and banking services to the Company and its subsidiaries, both domestically and internationally.

              PARTICULAR TERMS OF THE SUBORDINATED DEBT SECURITIES

GENERAL

  The particular terms of the Subordinated Debt Securities, including Zero-Coupon Convertible Subordinated Securities, offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply will be described in the Prospectus Supplement relating to such Subordinated Debt Securities.

  The Subordinated Debt Securities will be direct, unsecured obligations of the Company. Except to the extent otherwise set forth in the applicable Prospectus Supplement or applicable Subordinated Debt Indenture or Zero-Coupon Convertibles Indenture, the obligations of the Company pursuant to the Subordinated Debt Securities will be subordinated in right of payment to all Senior Indebtedness of the Company. See "Subordination," below.

  The default provisions, covenants and amendment provisions, relating to Subordinated Debt Securities, including, as applicable, Zero-Coupon Convertible Subordinated Securities, will be set forth in the applicable Indenture and the Prospectus Supplement relating to such Debt Securities.

  To the extent that Subordinated Debt Securities, including, as applicable, Zero-Coupon Convertible Subordinated Securities, are issued as Original Issue Discount Securities, or deemed to be issued with OID, the United States federal income tax considerations applicable to such Subordinated Debt Securities will be described in any applicable Prospectus Supplement.

  Prior to the issuance of any Subordinated Debt Securities, including without limitation, Zero-Coupon Convertible Subordinated Securities, the Company will qualify the applicable Zero-Coupon Convertibles Indenture or Subordinated Indenture under the Trust Indenture Act and amend the Registration Statement to file the applicable Indenture as an exhibit. The applicable Prospectus Supplement will also identify the Trustee under the applicable Indenture and the Trustee's relationships with the Company.

SUBORDINATION

  Indebtedness evidenced by the Subordinated Debt Securities, including Zero-Coupon Convertible Subordinated Securities, will be subordinated in right of payment, as set forth in the applicable Subordinated Indenture or Zero-Coupon Convertibles Indenture, to the prior payment in full, in cash or cash equivalents, of all existing and future Senior Indebtedness (as defined below), in each case as more fully provided in the Prospectus Supplement applicable to such Subordinated Debt Securities.

  By reason of such subordination, unless and to the extent otherwise provided in the applicable Prospectus Supplement, in the event of dissolution, insolvency, bankruptcy or similar proceedings, upon any distribution of the assets of the Company the holders of Senior Indebtedness will first be entitled to receive payment in full in cash or cash equivalents of all amounts due or to become due thereon, before the Holders of the Subordinated Debt Securities, including Zero-Coupon Convertible Subordinated Securities, will be entitled to receive any payment or distribution from the Company with respect to any Subordinated Debt Securities, including Zero-Coupon Convertible Subordinated Securities.

  Unless otherwise indicated in the applicable Prospectus Supplement, no payment of the principal amount at maturity, interest, if any, or any other amount with respect to the Subordinated Debt Securities, including Zero-Coupon Convertible Subordinated Securities, may be made (nor may the Company acquire any Zero-Coupon Convertible Subordinated Securities for cash or property) if
(i) any payment default on any Senior Indebtedness occurs and is continuing that permits the acceleration of the maturity thereof or (ii) any other default on any Senior Indebtedness occurs and is continuing that permits the acceleration of the maturity thereof and either such default is the subject of judicial proceedings or the Company receives notice of the default, unless (a) in the case of defaults on Senior Indebtedness other than payment defaults, 180 days pass after notice of default is given and such default is not then the subject of judicial proceedings or (b) the default with respect to Senior Indebtedness is cured or waived and, in each case, the terms of the applicable Subordinated Indenture or Zero-Coupon Convertibles Indenture otherwise permit the payment (or acquisition of the Zero-Coupon Convertible Subordinated Securities) at that time.

  Unless otherwise defined in the definitive form of applicable Subordinated Indenture or Zero-Coupon Convertibles Indenture filed under the Registration Statement, or is otherwise provided in an applicable Prospectus Supplement, "Senior Indebtedness" means the principal of, premium, if any, and interest on (including interest accruing after the filing of a petition initiating any proceeding pursuant to any bankruptcy law, whether or not allowable as a claim in such proceeding) and other amounts due on or in connection with, any Indebtedness of the Company, either outstanding on the date of the applicable Subordinated Indenture or Zero-Coupon Convertibles Indenture or created, incurred or assumed subsequent to such date, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Subordinated Debt Securities, including Zero-Coupon Convertible Subordinated Securities. Without limiting the generality of the foregoing, and except as otherwise provided in the applicable Subordinated Indenture or Zero-Coupon Convertibles Indenture, or in the applicable Prospectus Supplement, "Senior Indebtedness" shall include the principal of, premium, if any, and interest on (including interest accruing after the filing of a petition initiating any proceeding pursuant to any bankruptcy law, whether or not allowable as a claim in such proceeding) all obligations of every nature of the Company from time to time owed to the holders of the Senior Debt Securities under the Senior Indenture including, without limitation, all fees, expenses (including fees and expenses of counsel), claims, charges and indemnity obligations.

  Unless otherwise defined in the definitive form of applicable Subordinated Indenture or Zero-Coupon Convertibles Indenture filed under the Registration Statement, or otherwise provided in the applicable Prospectus Supplement, "Indebtedness" means (i) any liability of any Person (A) for borrowed money, or under any reimbursement obligation relating to a letter of credit, or (B) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any businesses, properties or assets of any kind (other than a trade payable or a current liability arising in the ordinary course of business), or (C) under interest rate contracts and exchange rate contracts, or (D) for the payment of money as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles; (ii) any liability of others described in the preceding clause (i) that such Person has guaranteed or that is otherwise its legal liability; (iii) all Indebtedness referred to in (but not excluded from ) clauses (i) and (ii) above of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (iv) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (i), (ii) and (iii) above.

  If Subordinated Debt Securities are issued under a Subordinated Indenture, on Zero-Coupon Subordinated Convertible Securities are issued under a Zero-Coupon Convertibles Indenture, the amount of Senior Indebtedness outstanding as of a then recent date will be set forth in the applicable Prospectus Supplement. Except to the extent otherwise set forth in a Prospectus Supplement, no Subordinated Indenture or Zero-Coupon Convertibles Indenture will contain any restriction on the amount of Senior Indebtedness which the Company may incur.

                   DESCRIPTION OF THE COMPANY'S COMMON STOCK

  The following statements with respect to the Company's common stock and common stock purchase rights are subject to the detailed provisions of the Company's restated certificate of incorporation, as amended (the "Certificate of Incorporation"), and bylaws, as amended (the "Bylaws"), and to the Rights Agreement (as defined below). These statements do not purport to be complete and are qualified in their entirety by reference to the terms of the Certificate of Incorporation, the Bylaws and the Rights Agreement, which are incorporated by reference as exhibits to the Registration Statement.

GENERAL

  The Company is authorized to issue 200,000,000 shares of Common Stock, par value $.10 per share, of which 34,992,936 shares were issued and outstanding as of June 30, 1995, and 100,000,000 shares of preferred stock, par value $.10 per share ("Preferred Stock"), of which an aggregate of 3,758,800 shares of 8.75% Cumulative Preferred Stock, Series A and B were issued and outstanding as of June 30, 1995.

  Holders of Common Stock are entitled to one vote for each share held on all matters requiring stockholder action. Subject to the rights of the holders of Preferred Stock, the holders of Common Stock are entitled to receive dividends out of any funds of the Company lawfully available therefore (if, when and as declared by the Board of Directors in its discretion). Certain restrictions set forth in the Company's financing agreements limit the Company's ability to declare and pay dividends.

  Stockholders are entitled upon liquidation, dissolution or winding-up of the affairs of the Company to share ratably in the assets of the Company legally available for distribution to holders of Common Stock. Holders of Common Stock have no preemptive rights. The shares of Common Stock do not have cumulative voting rights.

  The Certificate of Incorporation of the Company provides for a Board of Directors of not less than four and no more than fifteen directors, with the number to be set by or in accordance with the Bylaws. The affirmative votes of the holders of at least 66 2/3% of the stock then entitled to vote in an election of directors is required for the approval of any proposal that any director of the Company be removed from office, or that the provisions relating to the number in classification of directors or the Bylaw provision setting the number or procedure for determining the number of directors be altered, amended or repealed.

  Article 12 of the Certificate of Incorporation of the Company requires the affirmative vote of the holders of at least 66 2/3% of the stock and entitled to vote in an election of directors, not owned by a Substantial Stockholder (as defined below) for the approval of certain business combinations and certain other transactions with a Substantial Stockholder unless certain minimum price and procedural requirements are met and for the amendment or repeal of these provisions. A Substantial Stockholder is defined as any person or entity that acquires at least 10% or more of the Common Stock of the Company, excluding any member of the Board of Directors of the Company as of September 30, 1985, or any employee benefit plan of the Company or its subsidiaries. Such super-majority approval would not be required if (1) the business combination is solely between the Company and another corporation 50% or more stock which is owned, directly or indirectly, by the Company and none of which is owned by a Substantial Stockholder or (2) all following conditions are satisfied: (a) the cash or fair market value of the consideration to be received per share by holders of the common stock is not less than the higher of (i) the highest per share price paid by such Substantial Stockholder in acquiring any Common Stock of the Company of (ii) the highest per share market price of the Company's Common Stock during the three-month period immediately preceding the date of the proxy statement described in (c) below or, if none, the six-month period prior to the consummation of the business combination; (b) after becoming a Substantial Stockholder and prior to consummation of such business combination
(i) such Substantial Stockholder shall not have acquired any newly issued shares of capital stock, directly or indirectly, from the Company except proportionately as a stockholder or upon compliance with the provisions of
Article 12 and (ii) such Substantial Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans or other financial assistance provided by the Company, or made any major change in the Company's equity capital structure; and (c) if such proposal otherwise requires stockholder approval, a proxy statement responsive to the requirements of the Securities Exchange Act of 1934, whether or not the Company is subject to such requirements, shall be mailed to the stockholders of the Company for the purpose of soliciting stockholder approval of such business combination. The outstanding shares of the Company's Common Stock are duly and validly issued, fully paid and nonassessable, and any shares of Common Stock issuable upon the conversion or exchange of Debt Securities which are convertible into or exchangeable for Common Stock, unless the applicable Prospectus Supplement specifies otherwise, upon the purchase of such Debt Securities at the option of the Holder thereof will be, duly and validly issued, fully paid and nonassessable.

COMMON STOCK PURCHASE RIGHTS

  Each outstanding share of Common Stock of the Company is accompanied by a common stock purchase right (a "Right"). Each Right entitles the registered holder to purchase from the Company one share of Common Stock of the Company at a price of $95.24 per share, subject to adjustment. The description and terms of the Rights are set forth in the Rights Agreement, dated as of November 18, 1987, as amended and restated as of November 7, 1994 (the "Rights Agreement"), between the Company and Chemical Bank (the successor of Manufacturers Hanover Trust Company), as Rights Agent.

  The following summary of certain provisions of the Rights and the Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Rights and the Rights Agreement, including particular provisions or defined terms of the Rights Agreement. A copy of the Rights Agreement has been filed with the Commission as an exhibit to a Registration Statement on Form 8-A, which, as amended by Form 8-A/A, is incorporated herein by reference. See "Incorporation of Certain Documents by Reference."

  Presently, the Rights are attached to all Common Stock certificates representing shares outstanding, and no separate Right Certificates have been distributed. The Rights will separate from the Common Stock and a Distribution Date will occur upon the earlier of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding Common Stock (the date of such announcement being the "Stock Acquisition Date"); provided, however, that an Acquiring Person shall not include, and a Distribution Date shall not occur as a result of the ownership of Common Stock by, any person who, at the Record Date, together with all affiliates and associates of such person, is the beneficial owner of 20% or more of the shares of Common Stock then outstanding (an "Existing Holder") until such time as such Existing Holder or any affiliate or associate of such Existing Holder shall become the beneficial owner of any additional shares of Common Stock or any other person who is the beneficial owner of any shares of Common Stock shall become an affiliate or associate of such Existing Holder, if after giving effect to such additional shares or the shares beneficially owned by such other person, such Existing Holder, together with all affiliates and associates of such Existing Holder, shall be the beneficial owner of 30% or more of the shares of Common Stock then outstanding. Each of the Existing Holder's successors in interest (as defined in the Rights Agreement) that would beneficially own, as a result of the transfer to such successor of any shares of Common Stock beneficially owned by an Existing Holder, 15% or more of the shares of Common Stock then outstanding shall be treated as an Existing Holder.

  Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) Common Stock certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for shares of Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificates.

  The Rights are not exercisable until the Distribution Date and will expire at the close of business on November 17, 1997, unless earlier redeemed by the Company as described below.

  As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. All shares of Common Stock issued prior to the Distribution Date will be issued with Rights. Shares of Common Stock issued after the Distribution Date will be issued with Rights if such shares are issued pursuant to the exercise of stock options or under an employee benefit plan, granted or awarded as of the Distribution Date, or upon the conversion of securities issued after adoption of the Rights Agreement. Except as otherwise determined by the Board of Directors, no other shares of Common Stock issued after the Distribution Date will be issued with Rights.

  In the event that (i) a person becomes an Acquiring Person (except pursuant to an offer for all outstanding shares of Common Stock which the independent directors of the Company determine to be fair to and otherwise in the best interests of the Company and its stockholders) or (ii) the Board of Directors declares a person to be an Adverse Person, following the Distribution Date, each holder of a Right will thereafter have the right to receive, upon exercise, the number of shares of Common Stock for which such Right was exercisable immediately prior to the first occurrence of such event (currently, one) at an adjusted per share Purchase Price of 20% of the market price per share of Common Stock. Notwithstanding any of the foregoing, following the occurrence of any of the events set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person or Adverse Person will be null and void. However, Rights are not exercisable following the occurrence of any of the events set forth above until such time as the Rights are no longer redeemable by the Company as set forth below.

  In the event that, at any time following the Stock Acquisition Date, (i) the Company is acquired in a merger or other business combination transaction (other than a merger which follows an offer described in the preceding paragraph) or (ii) 50% or more of the Company's assets or earning power is sold or transferred, each holder of a Right (except Rights which have previously been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the Exercise Price of the Right. The Exercise Price is the Purchase Price multiplied by the number of shares of Common Stock issuable upon exercise of a Right prior to the events described in this paragraph (currently, one). The events set forth in this paragraph and in the preceding paragraph are referred to as the "Triggering Events".

  The Purchase Price payable, and the number of shares of Common Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Stock, (ii) if holders of the Common Stock are granted certain rights or warrants to subscribe for shares of Common Stock or convertible securities at less than the current market price of the Common Stock or (iii) upon the distribution to holders of the Common Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

  With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional shares of Common Stock will be issued upon exercise of the Rights and, in lieu thereof, an adjustment in cash will be made based on the market price of the Common Stock on the last trading date prior to the date of exercise.

  At any time until fifteen days following the Stock Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $.048 per Right (payable, at the election of the Company, in cash, Common Stock or such other consideration as the Board of Directors may determine). Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $.048 redemption price.

  Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of the acquiring company as set forth.

  Other than those provisions relating to the principal economic terms of the Rights, any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, defect or inconsistency, to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of an Acquiring Person or Adverse Person), or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment to adjust the time period governing redemption shall be made at such time as the Rights are not redeemable.

  Each share of outstanding Common Stock has one Right attached thereto. Until the Distribution Date, the Company will issue one Right with each share of Common Stock that shall become outstanding so that all such shares will have attached Rights.

  The Rights have certain antitakeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company without conditioning the offer on a substantial number of Rights being acquired. Accordingly, the existence of the Rights may deter certain acquirors from making takeover proposals or tender offers. However, the Rights are not intended to prevent a takeover but rather are designed to enhance the ability of the Board of Directors to negotiate with an acquiror on behalf of all of the stockholders. In addition, the Rights should not interfere with a proxy contest.

                              PLAN OF DISTRIBUTION

  The Company may sell any of the Debt Securities directly to purchasers, or through agents, dealers, or underwriters.

  The Prospectus Supplement and Pricing Supplement, if any, set forth the terms of the offering of the particular series of Debt Securities to which such Prospectus Supplement and any such Pricing Supplement relate, including (i) the name or names of any underwriters or agents with whom the Company has entered into arrangements with respect to the sale of such series of Debt Securities,
(ii) the initial public offering or purchase price of such series of Debt Securities, (iii) any underwriting discounts, commissions and other items constituting underwriters' compensation from the Company and any other discounts, concessions or commissions allowed or reallowed or paid by any underwriters to other dealers, (iv) any commissions paid to any agents, (v) the net proceeds to the Company, and (vi) the securities exchanges, if any, on which such series of Debt Securities will be listed.

  If underwriters are used in the sale, the Debt Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase such Debt Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the Debt Securities offered by the Prospectus Supplement relating to such series if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

  Offers to purchase the Debt Securities may be solicited directly by the Company or by agents designated by the Company from time to time. Any agent involved in the offering and sale thereof in respect of which this Prospectus is delivered is named and any commissions payable by the Company to such agent are set forth in the Prospectus Supplement relating to such series. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

  If a dealer is utilized in the sale of the Debt Securities in respect of which this Prospectus is delivered, the Company will sell such Debt Securities to the dealer, as principal. The dealer may then resell such Debt Securities to the public at varying prices to be determined by such dealer at the time of resale. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

  If the sale is accomplished through an underwriter or underwriters, the Company will enter into an underwriting agreement with such underwriters at the time of sale to them, and the names of the underwriters (including identification of any managing underwriter or underwriters) and the terms of the transaction will be set forth in the Prospectus Supplement, which, together with this Prospectus, will be used by the underwriters to make resales of the Debt Securities in respect of which the Prospectus Supplement and this Prospectus is delivered to the public.

  If so indicated in an applicable Prospectus Supplement, the Company will authorize underwriters, agents or dealers to solicit offers by certain institutions to purchase Debt Securities to which such Prospectus Supplement relates pursuant to Delayed Delivery Contracts ("Contracts") providing for payment and delivery on the date or dates stated in the Prospectus Supplement. Each of the Contracts will be for an amount not less than, and, unless the Company otherwise agrees, the aggregate principal amount of Debt Securities sold pursuant to such Contracts shall not be less or more than, the respective amounts stated in the Prospectus Supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but will in all cases be subject to the approval of the Company. Contracts will not be subject to any conditions except that (i) the purchase by an institution of Debt Securities covered thereby shall not at the time of delivery be prohibited under the applicable laws of any jurisdiction in the

United States to which such institution is subject, and (ii) if the particular Debt Securities are being sold to underwriters, the Company shall have sold to such underwriters the total amount of such Debt Securities less the amount thereof covered by such Contracts. Underwriters, agents or dealers will not have any responsibility in respect of the validity of such arrangements or the performance of the Company or such institutional investors thereunder.

  Underwriters, agents and dealers may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof.

  All Debt Securities will be new issues of securities with no established trading market. Any underwriters to whom Debt Securities are sold by the Company for public offering and sale may make a market in such Debt Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given concerning the liquidity of the trading market for any Debt Securities.

  Underwriters, agents and dealers, and their respective affiliates, may engage in transactions with, or perform services for, the Company, including investment and commercial banking transactions and services, in the ordinary course of business.

  Underwriters, agents and dealers participating in the distribution of the Debt Securities may be deemed to be underwriters under the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of Debt Securities may be deemed to be underwriting discounts and commissions under the Securities Act.

                                 LEGAL MATTERS

  Certain legal matters with respect to the legality of the Debt Securities will be passed upon for the Company by Jeremiah M. Fitzgerald, Esq., Vice President and General Counsel of the Company and for the underwriters, agents and dealers by Brown & Wood, New York, New York. Certain other legal matters will be passed upon for the Company by McBride Baker & Coles, Chicago, Illinois. Mr. Fitzgerald beneficially owns 11,097 shares of the Company's Common Stock and holds options, granted under the Company's stock option plans, to purchase an additional 25,363 shares of Common Stock.

                                    EXPERTS

  The consolidated financial statements and schedules of Comdisco, Inc. and subsidiaries as of September 30, 1994 and 1993 and for each of the years in the three-year period ended September 30, 1994 incorporated herein by reference to the Annual Report on Form 10-K of the Company for the year ended September 30, 1994 have been audited by KPMG Peat Marwick LLP, independent certified public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in auditing and accounting.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      All dollar amounts in the following tables are estimated other than the amounts of the registration fee under the Securities Act of 1933.

       Securities and Exchange Commission filing fee............... $258,621.00
       Printing fees and expenses..................................   70,000.00
       Auditors' fees and expenses.................................   40,000.00
       Legal fees and expenses.....................................  100,000.00
       Blue sky qualification and legal investment survey fees and
        expenses (including counsel fees)..........................   15,000.00
       Trustee fees and expenses...................................   30,000.00
       Rating Agency fees and expenses.............................  150,000.00
       Miscellaneous...............................................    1,379.00
                                                                    -----------
           Total................................................... $665,000.00
                                                                    ===========

ITEM 15.INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

      Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

      Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145. Article VIII of the by-laws of the Registrant provides, in substance, that the Registrant will indemnify its directors and officers to the full extent permitted by Section 145 of the DGCL. Also, as permitted by the DGCL, Article 13 of the Registrant's Restated Certificate of Incorporation eliminates the personal liability of each director of the Registrant to the Registrant or its stockholders for monetary damages arising out of or resulting from any breach of his fiduciary duty as a director, except where such director (i) breached his duty of loyalty to the Registrant or its stockholders, (ii) failed to act in good faith or engaged in intentional misconduct or a knowing violation of the law, (iii) violated Section 174 of the DGCL or (iv) obtained an improper personal benefit.

      The Registrant maintains policies insuring its and its subsidiaries' officers and directors against certain liabilities for actions taken in such capacities, including, subject to certain exemptions, liabilities under the Securities Act of 1933.

      Reference is made to the form of Underwriting Agreement filed as
    Exhibit 1.1 hereto and to the form of Distribution Agreement filed as
    Exhibit 1.2 hereto for a description of the indemnification arrangements in connection with any offering through underwriters or agents of the Securities registered hereby. Similar indemnification provisions were contained in the underwriting agreements, distribution agreements and other agreements executed in connection with prior offerings and sales of securities by the Registrant.

ITEM 16.LIST OF EXHIBITS.

                                                                       PAGE
                                                                      NUMBERS
                                                                    OF EXHIBITS
     EXHIBIT                                                           FILED
     NUMBER                         EXHIBIT                          HEREWITH
     -------                        -------                         -----------
       1.1   --Form of Underwriting Agreement for Senior Debt Se-
              curities
       1.2   --Form of Distribution Agreement for Senior Debt Se-
              curities
       4.1   --Form of Senior Debt Indenture between the Regis-
              trant and Yasuda Bank & Trust Co. (U.S.A.) as
              Trustee. The form or forms of Senior Debt Securi-
              ties with respect to each particular offering will
              be filed as an exhibit to a Current Report on Form
              8-K and incorporated herein by reference.
       5     --Opinion of Jeremiah M. Fitzgerald, Esq., Vice
              President and General Counsel of the Registrant
      12     --Statement Regarding Computation of Ratios (incor-
              porated by reference to Exhibit 12 to the Regis-
              trant's Annual Report on Form 10-K for the fiscal
              year ended September 30, 1994)
      23.1   --Consent of KPMG Peat Marwick LLP
      23.2   --Consent of Jeremiah M. Fitzgerald (contained in
              the opinion filed as Exhibit 5 to this Registration
              Statement)
      24     --Powers of Attorney of Directors and Officers of
              the Registrant (included on signature page)
      25     --Statement of Eligibility on Form T-1 of Yasuda
              Bank & Trust Co. (U.S.A.)

ITEM 17.UNDERTAKINGS

      The undersigned Registrant hereby undertakes:

        (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (a) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                (b) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) promulgated under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the Registration Statement.

                (c) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement, or any material change to such information in the Registration Statement;

      provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the Registration Statement;

        (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

        (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

        (4) that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described above in
    Item 15, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE VILLAGE OF ROSEMONT, STATE OF ILLINOIS, ON OCTOBER 30, 1995.

                                          COMDISCO, INC.

                                                    /s/ Jack Slevin
                                          By___________________________________
                                                  Jack Slevin, President

                        POWER OF ATTORNEY AND SIGNATURES

  EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS JACK SLEVIN, JOHN J. VOSICKY AND WILLIAM N. PONTIKES, OR ANY ONE OF THEM, EACH WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, SUCH PERSON'S TRUE AND LAWFUL ATTORNEY-IN-FACT AND AGENT, IN SUCH PERSON'S NAME AND ON SUCH PERSON'S BEHALF, IN ANY AND ALL CAPACITIES, TO SIGN ANY AND ALL AMENDMENTS TO THIS REGISTRATION STATEMENT, INCLUDING ANY POST-EFFECTIVE AMENDMENTS, AND TO SIGN ANY RELATED REGISTRATION STATEMENT, AND ANY AND ALL AMENDMENTS TO SUCH REGISTRATION STATEMENT, FILED PURSUANT TO RULE 462(B) OF THE SECURITIES ACT OF 1933, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----

/s/ Jack Slevin
------------------------------------
(Jack Slevin)                        President, Chief Executive  )
                                      Officer and Director       )
                                      (Principal Executive       )
                                      Officer)                   )
------------------------------------                             )
(John J. Vosicky)                    Executive Vice              )
                                      President/Chief Financial  )
                                      Officer and Treasurer and  )
                                      Director (Principal        )
                                      Financial Officer)         )
------------------------------------                             )
(David J. Keenan)                    Vice President and          )
                                      Controller (Principal      )
                                      Accounting Officer)        )
------------------------------------                             )
(Robert A. Bardagy)                  Director                    )
------------------------------------                             )
(Edward H. Fiedler, Jr.)             Director                    )
------------------------------------                             )
(C. Keith Hartley)                   Director                    )
------------------------------------                             )
(Thomas H. Patrick)                  Director                    )        , 1995
------------------------------------                             )
(William N. Pontikes)                Director                    )
------------------------------------                             )
(Nicholas K. Pontikes)               Director                    )
------------------------------------                             )
(Basil R. Twist, Jr.)                Director                    )
------------------------------------                             )
(Rick Kash)                          Director                    )
------------------------------------                             )
(Alan J. Andreini)                   Director                    )
------------------------------------                             )
(Philip A. Hewes)                    Director                    )